Exhibit 99.1

1 Helen of Troy Plaza

El Paso, TX 79912

915-225-8000

immediate release

HELEN OF TROY LIMITED

REPORTS SALES AND EARNINGS

FOR FOURTH QUARTER AND FISCAL YEAR 2009

EL PASO, Texas, May 13 — Helen of Troy Limited (NASDAQ, NM:  HELE), designer, developer and worldwide marketer of brand-name personal care and household consumer products, today reported sales and earnings for the fourth quarter and fiscal year ended February 28, 2009.

Fourth quarter sales decreased 3.8 percent to $138,580,000 from $144,106,000 in the same period of the prior year, and include the negative impact from foreign currency exchange of $5,085,000 or 3.5 percent of sales. Fourth quarter sales in the Housewares segment increased 1.4 percent to $44,594,000 compared to $43,996,000 for the same period last year, reflecting continued strength in our OXO brands.  Sales in the Personal Care segment decreased 6.1 percent to $93,987,000 in the fourth quarter compared to $100,108,000 for the same period last year, reflecting the continued difficult retail environment.

On a non-GAAP basis fourth quarter earnings, excluding significant items, were $11,022,000 or $0.36 per fully diluted share compared to $9,809,000 or $0.31 per fully diluted share for the same quarter of the prior year, an increase of 16.1 percent per fully diluted share.  Fourth quarter earnings before interest, taxes, depreciation and amortization, impairment charges, share-based compensation, charge to allowance for doubtful accounts, gain on sale of land, gain on litigation settlement and gain on casualty insurance settlements increased 6.9 percent to $18,669,000 versus $17,467,000 for the prior year fourth quarter.

Net loss for the fourth quarter, including significant items, was $88,039,000 or $2.93 per fully diluted share compared to net earnings of $10,297,000 or $0.33 per fully diluted share in the prior year fourth quarter. The net loss for the quarter includes a $99,514,000 pretax impairment charge to goodwill and intangibles. These impairment charges for the fourth quarter are non-cash and do not have any effect on our business, liquidity or cash flow.

 Fiscal year net sales decreased 4.6 percent to $622,745,000 from $652,548,000 in the prior fiscal year, and include the negative impact from foreign currency exchange of $8,781,000 or 1.4 percent of sales. Net sales in the Housewares segment for the full year increased 6.9 percent to $175,501,000 compared to $164,134,000 for the same period last year. Net sales in the Personal Care Segment for the full year decreased 8.4 percent to $447,244,000 compared to $488,414,000 for the same period last year.

On a non-GAAP basis earnings for the full year, excluding significant items, were $49,293,000 or $1.59 per fully diluted share compared to $55,709,000 or $1.75 per fully diluted share for the prior year.  Full year earnings before interest, taxes, depreciation and amortization, impairment charges, share-based compensation, charge to allowance for doubtful accounts, gain on sale of land, gain on litigation settlement and gain on casualty insurance settlements decreased 6.5 percent to $83,623,000 versus $89,455,000 for the prior year.  During the fiscal year ended February 28, 2009, the Company recorded a non-cash pretax impairment charge to goodwill and intangibles of $107,274,000. Net loss for the year including significant items was $56,793,000 or $1.88 per fully diluted share, compared to net earnings of $61,509,000 or $1.93 per fully diluted share in the prior fiscal year. These impairment charges for the fiscal year are non-cash and do not have any effect on our business, liquidity or cash flow.

 Gerald J. Rubin, Chairman, Chief Executive Officer and President, commenting on the Company’s results stated, “We are pleased with our fourth quarter results considering the challenging retail environment. We are also pleased with the progress we continue to make in achieving the strategic business objectives initiated during the past year. We were able to end the fiscal year with $103.2 million in cash, trading securities and temporary investments. On March 31, 2009, we utilized $60 million of cash to acquire the global Infusium 23® hair care business from The Procter & Gamble Company. The impact of the Infusium 23® business will be reflected in our results of operations beginning in the first quarter of fiscal 2010.

“Our on-going efforts to reduce selling, general and administrative expenses as a percent of sales are reflected in our results for the full year, and we continue to focus on overall expense reductions.  SG&A expenses for the fourth quarter were $38.9 million or 28.1 percent of sales compared to $49.9 million or 34.7 percent of sales for the same quarter of the prior year. For fiscal 2009, SG&A expenses were $188.3 million or 30.2 percent of sales versus $207.8 million or 31.8 percent of sales for the prior year. Excluding the impact of specified items (bad debt expense, foreign exchange gains or losses, and insurance claim gains) on SG&A expense, year-to-date SG&A expenses were $180.2 million or 28.9 percent of sales compared to $207.8 million or 31.8 percent of sales for the prior year, a reduction of 290 basis points or 9.1 percent. The underlying improvements in 2009 were primarily the result of reduced personnel expense due to lower incentive compensation costs, a decrease in royalties, sales commissions, out-bound freight expense, and advertising expenses.

“At February 28, 2009, the Company’s balance sheet included stockholders’ equity of $508.7 million or $16.86 per fully diluted share. During fiscal 2009 we have repurchased 574,365 shares of Helen of Troy Limited common stock for $7.42 million, or an average purchase price of $12.91 per share.

 “The domestic retail environment continues to be challenging and is expected to continue that way for a number of quarters. However, as the business environment begins to improve, we are well positioned to take advantage of our leadership role in our marketplace and categories,” Rubin concluded.

The Company will conduct a teleconference in conjunction with today’s earnings release.  The teleconference begins at 11 a.m. ET today, Wednesday, May 13, 2009.  Members of the news media, investors and the general public are invited to access a live broadcast of the conference call via the Investor Relations page of the Company’s website at www.hotus.com.  The event will be archived and available for replay through June 30, 2009.

Helen of Troy Limited is a leading designer, producer and global marketer of brand-name personal care and household consumer products. The Company’s personal care products include hair dryers, curling irons, hair setters, shavers, brushes, combs, hair accessories, home hair clippers, mirrors, foot baths, body massagers, paraffin baths, liquid hair styling products, body powder and skin care products. The Company’s household products include kitchen tools, cutlery, bar and wine accessories, household cleaning tools, tea kettles, trash cans, storage and organization products, gardening tools, kitchen mitts and trivets, barbeque tools, and rechargeable lighting products. The Company’s products are sold  to consumers by mass merchandisers, drug store chains, warehouse clubs and grocery stores under licensed trademarks including Vidal Sassoon®, licensed from The Procter & Gamble Company, Revlon®, licensed from Revlon Consumer Products Corporation, Dr. Scholl’s®, licensed from Schering-Plough HealthCare Products, Inc., Sunbeam®, Health at Home® and Health o meter® licensed from Sunbeam Products, Inc., Sea Breeze®, licensed from Shiseido Company Ltd., Vitapointe®, licensed from Sara Lee Household and Body Care UK Limited, Toni & Guy® outside of the Americas, licensed from Mascolo Limited, Bed Head® and  TIGI® in the Americas licensed from MBL/TIGI Products, LP, and Toni&Guy® in the Americas licensed from MBL/TONI&GUY Products, LP. Helen of Troy’s owned brands include OXO®, Good Grips®, Candela®, Brut®, Infusium 23®, Vitalis®, Final Net®, Ammens®, Condition® 3-in-1, SkinMilk®, Dazey®, Caruso®, Karina®, DCNL®, Nandi®,  Isobel® and Ogilvie®. The Company markets hair and beauty care products under the Helen of Troy®, Hot Tools®, Hot Spa®, Salon Edition®, Gallery Series®, Wigo®, Fusion Tools®,  Belson®, Belson Pro®, Gold ‘N Hot®, Curlmaster®, Profiles®, Comare®, Mega Hot®, and Shear Technology® owned brands to the professional beauty salon industry.

The Company reports and discusses its operating results using financial measures consistent with generally accepted accounting principles (“GAAP”).  To supplement its presentation, the Company discloses certain financial measures that may be considered non-GAAP financial measures, such as non-GAAP earnings, EBITDA, EBITDA before significant items and non-GAAP SG&A which are presented in this press release. The following tables present a reconciliation of these financial measures to their corresponding GAAP based measures presented in the Company’s consolidated condensed statements of income.

This press release may contain forward-looking statements, which are subject to change. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Any or all of the forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many of these factors will be important in determining the Company’s actual future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially from those expressed or implied in any forward-looking statements.  The forward-looking statements are qualified in their entirety by a number of risks that could cause actual results to differ materially from historical or anticipated results. Generally, the words “anticipates”, “estimates”, “believes”, “expects” and other similar words identify forward-looking statements.  The Company cautions readers not to place undue reliance on forward-looking statements.  The Company intends its forward-looking statements to speak only as of the time of such statements, and does not undertake to update or revise them as more information becomes available. The forward-looking statements contained in this press release should be read in conjunction with, and are subject to and qualified by, the risks described in the Company’s Form 10-K for the year ended February 28, 2009 and in our other filings with the SEC. Investors are urged to refer to the risk factors referred to above for a description of these risks.  Such risks include, among others, requirements to accurately project product demand and the timing of orders received from customers, our relationship with key customers, our dependence on foreign sources of supply and foreign manufacturing, the impact of high costs of raw materials and energy on cost of sales and certain operating expenses,  our dependence on the strength of retail economies, issues surrounding the impact of a prolonged recession, issues surrounding the integration of the Infusium 23 business, including diversion of management’s attention from other business and difficulties in transitioning and preserving customer, contractor, supplier and other important third party relationships, the impact of continued disruption in U.S. and international credit markets, the impact of potential changes in law, including U.S. tax laws and the highly subjective nature of projections of sales and earnings and the fact that future sales and earnings could vary in a material amount from our projections.

HELEN OF TROY LIMITED AND SUBSIDIARIES

Consolidated Condensed Statements of Income (Loss)

(unaudited)

(in thousands, except per share data)

	For the Three Months Ended				For the Twelve Months Ended
	2/28/2009		2/29/2008		2/28/2009		2/29/2008
Net sales	$138,580	100.0%	$144,106	100.0%	$622,745	100.0%	$652,548	100.0%
Cost of sales	84,887	61.3%	80,723	56.0%	367,343	59.0%	370,853	56.8%
Gross profit	53,693	38.7%	63,383	44.0%	255,402	41.0%	281,695	43.2%

Selling, general, and administrative expense	38,916	28.1%	49,939	34.7%	188,344	30.2%	207,771	31.8%
Operating income before impairment and gain	14,777	10.7%	13,444	9.3%	67,058	10.8%	73,924	11.3%

Impairment charges	99,514	71.8%	––	0.0%	107,274	17.2%	4,983	0.8%
Gain on sale of land	––	0.0%	––	0.0%	––	0.0%	(3,609)	-0.6%
Operating income (loss)	(84,737)	-61.1%	13,444	9.3%	(40,216)	-6.5%	72,550	11.1%

Other income (expense):
Interest expense	(3,370)	-2.4%	(3,489)	-2.4%	(13,687)	-2.2%	(15,025)	-2.3%
Other income, net	194	0.1%	1,532	1.1%	2,438	0.4%	3,748	0.6%
Total other income (expense)	(3,176)	-2.3%	(1,957)	-1.4%	(11,249)	-1.8%	(11,277)	-1.7%
Earnings (loss) before income taxes	(87,913)	-63.4%	11,487	7.9%	(51,465)	-8.3%	61,273	9.4%

Income tax expense (benefit)	126	0.1%	1,190	0.8%	5,328	0.9%	(236)	0.0%
Net earnings (loss)	$(88,039)	-63.5%	$10,297	7.1%	$(56,793)	-9.1%	$61,509	9.4%

Earnings (loss) per share:
Diluted earnings (loss) per share	$(2.93)		$0.33		$(1.88)		$1.93

Weighted average common shares used in computing diluted earnings per share	30,071		31,418		30,173		31,798

HELEN OF TROY LIMITED AND SUBSIDIARIES

Selected Consolidated Balance Sheet Information

(unaudited)

(in thousands)

	2/28/2009	2/29/2008

Cash, trading securities and temporary investments	$103,245	$121,712

Accounts receivable	103,548	105,615

Inventory	169,780	144,867

Total current assets	396,453	395,764

Long-term investments	19,973	—

Total assets	821,307	911,993

Total current liabilities	172,252	119,460

Total long-term liabilities	140,362	224,157

Stockholders’ equity	508,693	568,376

SELECTED OTHER DATA (in thousands)

Reconciliation of Non-GAAP Financial Measure - EBITDA (Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization) and EBITDA without the impact of share-based compensation and significant items to Net Earnings (Loss)

	For the Three Months Ended		For the Twelve Months Ended
	2/28/2009	2/29/2008	2/28/2009	2/29/2008

Net earnings (loss)	$(88,039)	$10,297	$(56,793)	$61,509

Interest income / expense, net	3,036	2,231	10,967	11,452

Income tax expense	126	1,190	5,328	(236)

Depreciation and amortization	3,581	3,513	14,185	14,298

EBITDA (Earnings (loss) before interest, taxes, depreciation and amortization)	$(81,296)	$17,231	$(26,313)	$87,023

EBITDA before impairment charges, share-based compensation, charge to allowance for doubtful accounts, gain on sale of land, gain on litigation settlement and gain on casualty insurance settlements

EBITDA, as calculated above	$(81,296)	$17,231	$(26,313)	$87,023

Add: Impairment charges	99,514	––	107,274	4,983
Share-based compensation	451	340	1,488	1,162
Charge to allowance for doubtful accounts	––	––	3,876	––
Less: Gain on sale of land	––	––	––	(3,609)
Gain on litigation settlement	––	(104)	––	(104)
Gain on casualty insurance settlements	––	––	(2,702)	––

EBITDA, before impairment charges, share-based compensation, charge to allowance for doubtful accounts, gain on sale of land, gain on litigation settlement and gain on casualty insurance settlements	$18,669	$17,467	$83,623	$89,455

SELECTED OTHER DATA (in thousands, except per share data)

Reconciliation of Net Earnings (Loss), as reported to Earnings without the impact of Significant Items

		For the Three Months Ended				For the Twelve Months Ended
		2/28/2009		2/29/2008		2/28/2009		2/29/2008
			Diluted		Diluted		Diluted		Diluted
			EPS [1]		EPS		EPS [1]		EPS
Net earnings (loss), as reported		$(88,039)	$(2.93)	$10,297	$0.33	$(56,793)	$(1.88)	$61,509	$1.93

Add:	Impairment loss, net of related income tax benefit	99,061	3.29	––	––	106,666	3.50	4,883	0.15

	Net operating loss valuation allowance	––	––	977	0.03	––	––	977	0.03

	Reserve on accounts receivable, net of related income tax benefit	––	––	––	––	2,516	0.08	––	––

Less:	Tax benefits from Hong Kong and IRS tax settlements, including interest income and reversal of penalties	––	––	(1,363)	(0.05)	––	––	(9,313)	(0.29)

	Tax benefit of IRS settlement, including reversal of penalties	––	––	––	––	(461)	(0.02)	––	––

	Gain on sale of land, net of related income tax expense	––	––	––	––	––	––	(2,245)	(0.07)

	Gain on litigation settlement, net of related income tax expense	––	––	(102)	––	––	––	(102)	––

	Gain on casualty insurance settlements, net of related income tax expense	––	––	––	––	(2,635)	(0.09)	––	––

Earnings, without significant items		$11,022	$0.36	$9,809	$0.31	$49,293	$1.59	$55,709	$1.75

Weighted average common shares used in computing reported diluted earnings (loss) per share		30,071		31,418		30,173		31,798

Weighted average common shares used in computing diluted earnings per share without significant items (includes impact of stock options)		30,589		31,418		31,019		31,798

[1] Dilutive shares used to compute earnings per share as reported excludes the impact of common stock options as these would be anti-dilutive due to the net loss.

SELECTED OTHER DATA (in thousands)

Reconciliation of SG&A as reported to SG&A without impact of Specified Items

	For the Three Months Ended				For the Twelve Months Ended
	2/28/2009		2/29/2008		2/28/2009		2/29/2008

SG&A, as reported	$38,916	28.1%	$49,939	34.7%	$188,344	30.2%	$207,771	31.8%
Bad debt expense	(465)	-0.3%	(208)	-0.1%	(5,710)	-0.9%	(484)	-0.1%
Foreign exchange (losses) gains	(279)	-0.2%	(722)	-0.5%	(5,207)	-0.8%	528	0.1%
Insurance claim gains	(51)	0.0%	––	0.0%	2,780	0.4%	––	0.0%

SG&A, without specified items	$38,121	27.5%	$49,009	34.0%	$180,207	28.9%	$207,815	31.8%

The above tables of SELECTED OTHER DATA and the accompanying press release include non-GAAP measures. Non-GAAP EBITDA and EBITDA before share based compensation and significant items, non-GAAP earnings without significant items, and SG&A without specified items that are discussed in the accompanying press release or in the preceding tables, may be considered non-GAAP financial information as contemplated by SEC Regulation G, Rule 100. Accordingly, we are providing the preceding tables that reconcile these measures to their corresponding GAAP based measures presented in our Consolidated Condensed Statements of Income in the accompanying press release. The Company believes that these non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations.  The Company believes that these non-GAAP measures, in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective. The Company further believes that the items excluded from certain non-GAAP measures do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred, even though some of these excluded items may be incurred and reflected in the Company’s GAAP financial results in the foreseeable future.  The material limitation associated with the use of the non-GAAP financial measures is that the non-GAAP measures do not reflect the full economic impact of the Company’s activities.  These non-GAAP measures are not prepared in accordance with GAAP, are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.  Accordingly, undue reliance should not be placed on non-GAAP information.

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2009